Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 66 to Form N-1A Registration Statement of Federated American Leaders Fund, Inc. of our report dated May 20, 1999, on the financial statements as of March 31, 1999, of Federated American Leaders Fund, Inc., included in or made a part of this registration statement.

Arthur Andersen LLP
Boston, Massachusetts
May 26, 1999